UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2019

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 18, 2019, Newell Brands Inc. (the “Company”) announced that William A. Burke, its Chief Operating Officer, will be retiring from the Company effective May 1, 2019 (the “Retirement Date”).

The Company also announced that effective immediately, (i) Russ Torres, Group President, will take on responsibility for the Consumer & Commercial Solutions and Food Divisions as well as oversight responsibility for the Home & Outdoor Living segment, which includes Outdoor & Recreation, Home Fragrance and Connected Home & Security, and (ii) Laurel Hurd, Division CEO - Writing, has been promoted to the position of President of the Learning & Development segment, leading the Baby and Writing divisions. Ms. Hurd will also join the Management Committee of the Company.

(e)    In connection with Mr. Burke’s retirement, the Company and Mr. Burke have entered into a Retirement Agreement and General Release (the “Retirement Agreement”) pursuant to which Mr. Burke agreed to a customary release and restrictive covenants. The Retirement Agreement entitles Mr. Burke to, among other things, (1) a lump sum severance payment of $875,000 payable no later than 30 days after the Retirement Date; (2) his pro-rated annual cash incentive award through the Retirement Date under the 2019 Management Bonus Plan, at the actual corporate performance level without an individual performance modifier, payable no later than March 15, 2020 subject to certain limitations in the Retirement Agreement (3) continued vesting of unvested performance-based restricted stock units that would have otherwise vested in May 2019, February 2020 and February 2021 (subject to satisfaction of any applicable performance conditions); and 4) certain other benefits including but not limited to continued medical coverage at active employee rates for 52 weeks and executive outplacement services. The foregoing summary is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Retirement Agreement and General Release, dated as of February 18, 2019, by and between Newell Brands Inc. and William A. Burke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2019		NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary